Exhibit 99.3

SYNALLOY CORPORATION
UNAUDITED PRO FORMA FINANCIAL INFORMATION

INTRODUCTION

On August 21, 2012, Synalloy Corporation and subsidiaries (the “Company”) completed the purchase of all of the outstanding shares of capital stock of Lee-Var, Inc., a Texas corporation doing business as Palmer of Texas (“Palmer”).  Palmer is a manufacturer of liquid storage solutions and separation equipment for the petroleum, municipal water, wastewater, chemical and food industries.

The unaudited pro forma condensed combined consolidated balance sheet as of June 30, 2012 combines the historical consolidated balance sheet of the Company and the historical consolidated balance sheet of Palmer to illustrate the estimated effect of the acquisition on the Company’s financial statements as if it had occurred on June 30, 2012. The unaudited pro forma condensed combined consolidated statements of operations combines the historical consolidated statements of operations of the Company for the six months ended June 30, 2012 and July 2, 2011 and the year ended December 31, 2011 with the historical statements of operations of Palmer for the six months ended June 30, 2012 and 2011 and for the fiscal year ended September 30, 2011. The unaudited pro forma condensed combined consolidated financial statements are based on certain estimates and assumptions made with respect to the combined operations of the Company and Palmer, which we believe are reasonable. The unaudited pro forma condensed combined consolidated statements of operations are presented for illustrative purposes only and do not purport to be indicative of the results of operations of the Company or Palmer that actually would have been achieved had the acquisition of Palmer been completed on the assumed dates, or to project the Company’s results of operations for any future date or period. The unaudited pro forma condensed combined consolidated statements of operations give pro forma effect to the acquisition as if it had occurred on the first day of the financial period presented.

The transaction is being accounted for using the acquisition method of accounting for business combinations in accordance with generally accepted accounting principles in the United States. Under this method, the total consideration transferred to consummate the acquisition is being allocated to the identifiable tangible and intangible assets acquired and liabilities assumed based on their respective fair values as of the closing date of the acquisition. The acquisition method of accounting requires extensive use of estimates and judgments to allocate the consideration transferred to the identifiable tangible and intangible assets acquired and liabilities assumed. Accordingly, the allocation of the consideration transferred in the unaudited pro forma condensed combined consolidated financial statements is preliminary and will be adjusted upon completion of the final valuation of the assets acquired and liabilities assumed. Such adjustments could be significant. The final valuation is expected to be completed as soon as practicable but no later than 12 months after the closing date of the acquisition, and is expected to result in the identification of additional intangible assets. The unaudited condensed combined consolidated pro forma statements of operations do not include the costs that the Company may incur to integrate Palmer, and these costs may be material.

The historical consolidated financial statements of the Company have been adjusted in the unaudited pro forma condensed combined consolidated financial statements to give effect to pro forma events that are (i) directly attributable to the acquisition, (ii) factually supportable, and (iii) expected to continually impact the combined results of the Company and Palmer. The unaudited pro forma condensed combined consolidated financial statements should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined consolidated financial statements. In addition, the condensed combined consolidated financial statements were derived from, and should be read in conjunction with, the information for the six months ended July 30, 2012 and July 2, 2011 included in the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2012 and the annual report on Form 10-K for the year ended December 31, 2011.

The historical condensed combined financial information regarding Palmer that is included in this report has been prepared by, and is the responsibility of the Company. In addition, we are in the process of reviewing Palmer’s financial statement classifications for conformity with the Company’s classifications. As a result of this review, it may be necessary to make additional reclassifications to the consolidated information on a prospective basis.

The statements contained in these notes that are not historical facts are forward-looking statements that involve risks and uncertainties. We wish to caution the reader that these forward-looking statements, such as our expectations for future sales results or future expense changes compared with previous periods, are only predictions. These forward-looking statements may be generally identified by the use of forward-looking words and phrases such as “will,” “intends,” “may,” “believes,” “anticipates,” “should” and “expects,” and are based on our current expectations or beliefs concerning future events that involve risks and uncertainties. Actual events or results may differ materially as a result of risks and uncertainties as described in “Item 1A. Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the six months ended June 30, 2012 and the annual report on Form 10-K for the year ended December 31, 2011, other risks referenced in our Securities and Exchange Commission filings, or other unanticipated risks. We disclaim any obligation to update publicly any forward-looking statement, whether as a result of new information, future events or otherwise.

Synalloy Corporation and Subsidiaries
Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet

	Synalloy	Palmer	Pro Forma
	June 30,	June 30,
	2012	2012	Adjustments		Total
Assets
Current assets
Cash and cash equivalents	$ 121,923	$ 95,929	$ -		$ 217,852
Accounts receivable, less allowance
for doubtful accounts	29,533,598	6,592,414	-		36,126,012
Inventories
Raw materials	15,352,715	1,143,328	-		16,496,043
Work-in-process	13,088,841	1,339,640	-		14,428,481
Finished goods	18,511,360	2,347,866	-		20,859,226
Total inventories	46,952,916	4,830,834	-		51,783,750

Deferred income taxes	2,565,077	119,680	-		2,684,757
Indemnification asset	-	-	1,235,893	(16)	1,235,893
Prepaid expenses and other current assets	2,328,586	99,131	300,000	(1)	2,727,717
Total current assets	81,502,100	11,737,988	1,535,893		94,775,981

Cash value of life insurance	2,546,660	-	-		2,546,660
Property, plant & equipment, net	18,592,822	4,754,907	2,659,870	(2)	26,007,599
Goodwill	2,354,730	-	24,421,628	(4)	26,776,358
Deferred charges, net and other non-current assets	105,099	-	-		105,099

Total assets	$ 105,101,411	$ 16,492,895	$28,617,391		$150,211,697

Liabilities and shareholders' equity
Current liabilities
Accounts payable	$ 16,049,627	$ 1,831,477	$ -		$ 17,881,104
Accrued expenses	5,432,211	2,232,485	800,000	(15)	8,464,696
Federal income tax payable	-	987,935	-		987,935
Current portion of long-term debt	-	600,434	(576,468)	(7)	23,966
Current portion of contingent consideration	-	-	2,500,000	(8)	2,500,000
Current portion of environmental reserves	150,923	-	-		150,923
Total current liabilities	21,632,761	5,652,331	2,723,532		30,008,624

Long-term debt	8,863,640	2,600,807	22,500,000	(9)	37,997,702
			6,591,597	(10)
			(2,558,342)	(7)
Long-term contingent consideration	-	-	5,652,031	(8)	5,652,031
Environmental reserves	502,000	-	-		502,000
Deferred compensation	288,388	-	-		288,388
Deferred income taxes	2,557,662	1,113,415	834,915	(11)	4,505,992

Shareholders' equity
Common stock	8,000,000	200,000	(200,000)	(12)	8,000,000
Preferred stock	-	200,000	(200,000)	(12)	-
Capital in excess of par value	1,196,502	-	-		1,196,502
Retained earnings	76,625,607	6,891,842	(6,891,842)	(12)	76,625,607
Less cost of common stock in treasury	(14,565,149)	(165,500)	165,500	(12)	(14,565,149)
Total shareholders' equity	71,256,960	7,126,342	(7,126,342)		71,256,960
Commitments and contingencies
Total liabilities and shareholders' equity	$ 105,101,411	$ 16,492,895	$28,617,391		$150,211,697
See accompanying notes to unaudited proforma condensed combined consolidated financial statements.

Synalloy Corporation and Subsidiaries
Unaudited Pro Forma Condensed Combined Consolidated Statements of Operations

	For the Six Months Ended
	Synalloy	Palmer
	June 30,	June 30,	Pro Forma
	2012	2012	Adjustments		Pro Forma

Net sales	$94,250,210	$18,230,975	$-		$112,481,185

Cost of goods sold	83,897,819	14,730,933	81,202	(3)	98,709,954

Gross profit	10,352,391	3,500,042	(81,202)		13,771,231

Selling and administrative expense	6,695,060	1,484,244	-		8,179,304

Operating income	3,657,331	2,015,798	(81,202)		5,591,927

Other (income) and expense
Interest expense	92,023	73,808	(73,808)	(13)	655,301
			478,078	(5)
			85,200	(8)
Other, net	(135,148)	56,597	-		(78,551)

Income before income taxes	3,700,456	1,885,393	(570,672)		5,015,177

Provision for income taxes	1,273,000	704,575	(196,311)	(6)	1,781,264

Net income	$2,427,456	$1,180,818	$(374,361)	(14)	$3,233,913

Net income per common share:
Basic	$0.38				$0.51
Diluted	$0.38				$0.51

Weighted average shares outstanding:
Basic	6,335,667				6,335,667
Dilutive effect from stock
options and grants	51,043				51,043
Diluted	6,386,710				6,386,710
See accompanying notes to unaudited proforma condensed combined consolidated financial statements.

Synalloy Corporation and Subsidiaries
Unaudited Pro Forma Condensed Combined Consolidated Statements of Operations

	For the Six Months Ended
	Synalloy	Palmer
	July 2,	June 30,	Pro Forma
	2011	2011	Adjustments		Pro Forma

Net sales	$84,141,104	$14,859,181	$-		$99,000,285

Cost of goods sold	71,463,995	10,770,140	81,202	(3)	82,315,337

Gross profit	12,677,109	4,089,041	(81,202)		16,684,948

Selling and administrative expense	6,043,386	1,230,712	-		7,274,098

Operating income	6,633,723	2,858,329	(81,202)		9,410,851

Other (income) and expense
Interest expense	56,391	73,198	(73,198)	(13)	619,669
			478,078	(5)
			85,200	(8)
Other, net	(30)	(120,706)	-		(120,736)

Income before income taxes	6,577,362	2,905,837	(571,282)		8,911,917

Provision for income taxes	2,368,000	951,719	(205,662)	(6)	3,114,057

Net income	$4,209,362	$1,954,118	$(365,620)	(14)	$5,797,860

Net income per common share:
Basic	$0.67				$0.92
Diluted	$0.66				$0.91

Weighted average shares outstanding:
Basic	6,303,420				6,303,420
Dilutive effect from stock
options and grants	44,464				44,464
Diluted	6,347,884				6,347,884
See accompanying notes to unaudited proforma condensed combined consolidated financial statements.

Synalloy Corporation and Subsidiaries
Unaudited Pro Forma Condensed Combined Consolidated Statements of Operations

	For the Years Ended
	Synalloy	Palmer
	December 31,	September 30,	Pro Forma
	2011	2011	Adjustments		Pro Forma

Net sales	$170,575,298	$28,679,666	$-		$199,254,964

Cost of goods sold	149,485,455	21,595,594	162,404	(3)	171,243,453

Gross profit	21,089,843	7,084,072	(162,404)		28,011,511

Selling and administrative expense	12,284,478	3,147,014	-		15,431,492

Operating income	8,805,365	3,937,058	(162,404)		12,580,019

Other (income) and expense
Interest expense	140,784	146,439	(146,439)	(13)	1,267,340
			956,156	(5)
			170,400	(8)
Other, net	(85,579)	(68,450)	-		(154,029)

Income before income taxes	8,750,160	3,859,069	(1,142,521)		11,466,708

Provision for income taxes	2,953,000	1,379,946	(385,030)	(6)	3,947,916

Net income	$5,797,160	$2,479,123	$(757,491)	(14)	$7,518,792

Net income per common share:
Basic	$0.92				$1.19
Diluted	$0.91				$1.18

Weighted average shares outstanding:
Basic	6,313,418				6,313,418
Dilutive effect from stock
options and grants	48,670				48,670
Diluted	6,362,088				6,362,088
See accompanying notes to unaudited proforma condensed combined consolidated financial statements.

SYNALLOY CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

The purchase price for the acquisition was $25,575,000. The preliminary adjustment for working capital at closing increased the purchase price to $28,054,000. The closing price will be adjusted after closing based on actual working capital levels. In addition, the amount of maintenance capital expenditures over the 18-month period following closing, and the final cost of a production expansion capital project currently underway could also cause a purchase price adjustment. Currently, the Company does not expect to realize any material purchase price adjustments for these two items. The sellers will also have the ability to receive earn-out payments ranging from $2,500,000 to $10,500,000 if the business unit achieves targeted levels of EBITDA over a three year period following closing; and the Company will have the ability to claw-back portions of the purchase price over a two year period following closing if EBITDA falls below baseline levels.

A summary of sources and uses of proceeds for the acquisition is as follows:

Sources of Funds:
Proceeds of revolving loan	$6,591,597
Proceeds of term loan	22,500,000
Total sources of funds	$29,091,597

Uses of Funds:
Acquisition of Palmer common and preferred stock	$25,575,000
Cash paid at closing for preliminary working capital adjustment	2,479,467
Cash paid to escrow agent for retention and termination of
employment agreement for the Controller	450,000
Cash paid for portion of seller’s investment banker	500,000
Other transaction costs	87,130
Total uses of funds	$29,091,597

The purchase price for the Palmer acquisition was funded through an increase in the Company’s current credit facility and a new term loan with the Company’s bank.

The allocation of the consideration transferred to acquire Palmer is preliminary. We are in the process of evaluating Palmer’s financial statement classifications for conformity with the Company’s classifications. As a result of this review, it may be necessary to make additional reclassifications to the consolidated information of Palmer on a prospective basis.

The total consideration transferred is allocated to Palmer’s net tangible and identifiable intangible assets based on their fair value as of August 21, 2012 for purposes of the pro forma condensed combined consolidated financial statements. These amounts are subject to change based on the results of the final valuations of assets acquired and liabilities assumed, which are expected to be completed within the 12 months following the acquisition. The excess of the consideration transferred over the net tangible and intangible identifiable assets is reflected as goodwill. The preliminary allocation of the total consideration paid to the fair value of the assets acquired and liabilities assumed as of August 21, 2012 is as follows:

SYNALLOY CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

Cash and cash equivalents	$1,389,054
Accounts receivable, net	5,789,745
Inventories, net	5,538,652
Prepaid expenses	1,611,804
Fixed assets, net	7,459,562
Goodwill	22,288,126
Contingent consideration	(8,152,031)
Other liabilities assumed	(6,833,315)
$29,091,597

Pro Forma Adjustments and Assumptions

(1)	Represents prepayment to escrow fund related to an employment agreement which requires a retention bonus be paid after one year of service after consummation of the transaction.

(2)	Represents the estimated fair value adjustment to the carrying value of Palmer's property, plant, and equipment in purchase accounting.

(3)
Represents adjustment to Palmer’s depreciation expense based on the fair value adjustments using estimated useful lives of property plant, and equipment following the straight-line method of depreciation for financial reporting purposes.

(4)
Represents the excess of the amount paid for Palmer over the fair value of assets acquired and liabilities assumed (goodwill). This amount is subject to change based on the results of the final valuations of assets acquired and liabilities assumed, which are expected to be completed within the 12 months following the acquisition.

(5)
Represents interest expense incurred on additional borrowings provided by a term note obtained in the amount of $22,500,000 and additional funding obtained on the Company’s revolving credit facility based on the Company’s borrowing rates at time of acquisition.

(6) (7) (8) (9) (10) (11) (12) (13) (14) (15)
Represents adjustment of income tax expense for effect of pre-tax purchase accounting adjustments.

Represents repayment of Palmer long term debt, including current maturities, at time of acquisition.

Represents recognition of contingent consideration recorded at estimated fair value based on the present value of the contingent consideration assumed to be paid based on the projected performance of Palmer over the three years after the acquisition. The present value was determined using the Company’s borrowing rate at time of acquisition. Adjustments to interest expense are made to the pro forma statements of income representing the amortization of the discount.

Represents additional borrowings provided by a ten-year term note at consummation of acquisition.

Represents a draw on the Company’s current line of credit at consummation of acquisition.

Represents deferred tax liabilities related to acquired assets and liabilities with differing financial reporting and income tax basis.

Represents elimination of Palmer’s historical shareholders' equity account balances in purchase accounting.

Represents elimination of Palmer’s interest expense on notes payable of Palmer that are assumed to be repaid upon closing.

Represents impact on net operations as a result of pro forma adjustments recognized.

Represents direct acquisition costs that are expected to be incurred in connection with the acquisition.

(16)	Represents recognition of indemnification asset for various contingent liabilities that have been recorded by Palmer and that are indemnified by the seller.

SYNALLOY CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

Commitments and Contingencies

Pursuant to the Stock Purchase Agreement, the Company entered into a three-year employment agreement with the current President of Palmer and a one-year employment agreement with the current Controller of Palmer. These amounts will be recognized as compensation expense over the periods of the agreements. Representative compensation expense for these executives is already included in the historical financial statements of Palmer.